Exhibit 8.1
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                        SIDLEY AUSTIN BROWN & WOOD LLP

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                                             February 26, 2004

Countrywide Securities Corporation           The Bank of New York
4500 Park Granada                            101 Barclay Street, 12E
Calabasas, California  91302                 New York, New York  10286

Greenwich Capital Markets, Inc.              BNY Western Trust Company,
600 Steamboat Road                           700 South Flower Street, Suite 200
Greenwich, Connecticut  06830                Los Angeles, CA  90017-4104



                  Re:  CWABS, Inc.
                       Asset-Backed Certificates, Series 2004-1
                       ----------------------------------------


Ladies and Gentlemen:

          We have acted as special counsel for CWABS, Inc., a Delaware corporation (the "Company"), in connection with the issuance of the Asset-Backed Certificates of the above-referenced Series (the "Certificates"). The Class 1-A, Class 2-A, Class 3-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates are referred to herein as the "Public Certificates".

          The Certificates represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") created pursuant to a Pooling and Servicing Agreement dated as of February 1, 2004 (the "Pooling and Servicing Agreement") by and among the Company, as depositor, Countrywide Home Loans, Inc., as a seller, Countrywide LFT LLC ("CLFT"), as a seller, Countrywide Home Loans Servicing LP, as master servicer, The Bank of New York, as trustee, and BNY Western Trust Company, as co-trustee. The assets of the Trust Fund consist primarily of a pool of conventional, credit-blemished mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.


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          Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

          In arriving at the opinions expressed below, we have examined such documents and records as we have deemed appropriate, including the following:

          (i) Signed copy of the Registration Statement on Form S-3 (File No. 333-109272) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), on October 10, 2003 (such registration statement declared effective by the Commission on October 10, 2003 is referred to herein as the "Registration Statement");

          (ii) The Prospectus dated January 27, 2004 (the "Basic Prospectus"), as supplemented by the Prospectus Supplement relating to the Public Certificates, dated January 27, 2004 (the "Prospectus Supplement"), in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Basic Prospectus, as supplemented by the Prospectus Supplement, the "Prospectus");

          (iii) Signed copy of the Pooling and Servicing Agreement;

          (iv) The underwriting agreement dated January 27, 2004 between the Company and the several underwriters named therein (the "Underwriting Agreement"); and

          (v) Specimen Certificate of each Class of Certificates (together with the Registration Statement, the Basic Prospectus, and Prospectus Supplement, the Pooling and Servicing Agreement and the Underwriting Agreement, the "Documents").

          In rendering the opinions set forth below, we have assumed, without independent investigation, that all of the Documents furnished to us are complete and authentic and that all of the Documents have been duly authorized, executed and delivered. Our opinions are also based on the assumption that all parties to the Pooling and Servicing Agreement will comply with the terms thereof, including all tax reporting requirements contained therein and that all representations made in the Pooling and Servicing Agreement by any party thereto are true.

          Our opinions are also based on the assumption that the issuance of the Certificates and the other transactions set forth in or contemplated by the Documents are not part of another transaction or another series of transactions that would require the Trust Fund, any investor or any other participant to treat such transaction or transactions as subject to the disclosure, registration, or list maintenance requirements of Section 6011, 6111 or 6112 of the Internal Revenue Code of 1986, as amended (the "Code").

          Based upon the foregoing, we are of the opinion that: (i) each REMIC described in the Pooling and Servicing Agreement will qualify as a real estate mortgage investment conduit within the meaning of Section 860D of the Code,
(ii) the Regular Certificates will be treated as regular interests in the Master REMIC, and (iii) the Class A-R Certificate will represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling and Servicing Agreement. The rights of the Offered Certificates (except for the Class A-R Certificates), to receive payments from the Carryover Reserve Fund will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation ss.1.860G-2(i).

          These opinions are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes could be retroactive in application and could modify the legal conclusions upon which such opinions are based. Such opinions are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the Pooling and Servicing Agreement or the effect of such transactions on Countrywide Financial Corporation, any member of its federal consolidated group or any of its wholly owned affiliates.

          In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion may not be relied upon for any other purpose, or relied upon by any other person (including, without limitation, any person who acquires the Certificates from the persons to whom this opinion is addressed), firm or corporation for any purpose, without our prior written consent.


                                       Very truly yours,


                                       /s/ Sidley Austin Brown & Wood LLP